[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 24, 2011

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to KAR Auction Services, Inc., a Delaware corporation (the “Company”), in connection with the registration of (i) $150,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 (the “Floating Notes”) and $450,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2014 (the “Fixed Notes” and, together with the Floating Notes, the “Senior Notes”) and, in each case, the applicable Guarantees (defined below), and (ii) $131,075,000 aggregate principal amount (originally issued in the aggregate principal amount of $425,000,000 with $293,925,000 principal amount of such notes having been purchased and retired prior to the date hereof) of 10% Senior Subordinated Notes due 2015 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”) and the applicable Guarantees, each of which may be offered and sold from time to time by Goldman, Sachs & Co. in market-making transactions, in each case pursuant to the Registration Statement on Form S-3 filed today (the “Registration Statement”) by the Company and certain subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware;

KAR Auction Services, Inc.

February 24, 2011

(iii)	the By-Laws of the Company, as certified by Rebecca C. Polak, the Secretary of the Company;

(iv)	certain actions by written consent of the Board of Directors of the Company, dated as of April 12, 2007, and of the Pricing Committee of the Board of Directors of the Company, dated April 13, 2007, relating to the execution of the Notes;

(v)	an executed copy of the Indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented to the date hereof by supplemental indentures No. 1 through No. 8 (as so amended and supplemented, the “Floating Indenture”), including Article 13 thereof containing the guaranty obligations of the Guarantors and each notation of guarantee (together, the “Floating Guarantees”) of each of the Guarantors, endorsed on the Note Certificates (as defined below);

(vi)	an executed copy of the Indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and the Trustee, as amended and supplemented to the date hereof by supplemental indentures No. 1 through No. 8 (as so amended and supplemented, the “Fixed Indenture”), including Article 13 thereof containing the guaranty obligations of the Guarantors and each notation of guarantee (together, the “Fixed Guarantees”) of each of the Guarantors, endorsed on the Note Certificates;

(vii)	an executed copy of the Indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and the Trustee, as amended and supplemented to the date hereof by supplemental indentures No. 1 through No. 8 (as so amended and supplemented, the “Subordinated Indenture” and, together with the Floating Indenture and the Fixed Indenture, the “Indentures”), including Article 13 thereof containing the guaranty obligations of the Guarantors and each notation of guarantee (together, the “Subordinated Guarantees” and, collectively with the Floating Guarantees and the Fixed Guarantees, the “Guarantees”) of each of the Guarantors, endorsed on the Note Certificates; and

(viii)	executed copies of the global notes evidencing the Notes (the “Note Certificates”).

KAR Auction Services, Inc.

February 24, 2011

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and, except to the extent expressly set forth in paragraph 2 below, the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that each of the Guarantors has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization, and that each of the Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Indentures and the Note Certificates (collectively, the “Transaction Documents”), other than the laws of the State of New York in so far as we express our opinion herein. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we have assumed that the execution and delivery by the Guarantors of the Transaction Documents and the performance by the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Guarantors or any of their properties is subject;

(b) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(c) we do not express any opinion with respect to the enforceability of the provisions contained in Section 1301 of each Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indentures.

KAR Auction Services, Inc.

February 24, 2011

Our opinion set forth herein is limited to the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Note Certificates have been duly executed by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Guarantees of each of the Guarantors have been duly executed and delivered by the Guarantors in accordance with the provisions of the applicable Indenture (to the extent such execution and delivery are matters governed by the laws of the State of New York), and the Guarantees of each of the Guarantors constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

1.	A.D.E. of Ark-La-Tex, Inc., a Louisiana corporation

2.	A.D.E. of Knoxville, LLC, a Tennessee limited liability company

3.	ADESA, Inc., a Delaware corporation

4.	ADESA Ark-La-Tex, LLC, a Louisiana limited liability company

5.	ADESA Arkansas, LLC, a Delaware limited liability company

6.	ADESA Atlanta, LLC, a New Jersey limited liability company

7.	ADESA Birmingham, LLC, an Alabama limited liability company

8.	ADESA California, LLC, a California limited liability company

9.	ADESA Charlotte, LLC, a North Carolina limited liability company

10.	ADESA Colorado, LLC, a Colorado limited liability company

11.	ADESA Corporation, LLC, an Indiana limited liability company

12.	ADESA Dealer Services, LLC, a Indiana limited liability company

13.	ADESA Des Moines, LLC, an Iowa limited liability company

14.	ADESA Florida, LLC, a Florida limited liability company

15.	ADESA Impact Texas, LLC, a Texas limited liability company

16.	ADESA Indianapolis, LLC, an Indiana limited liability company

17.	ADESA Lansing, LLC, a Michigan limited liability company

18.	ADESA Lexington, LLC, a Kentucky limited liability company

19.	ADESA Mexico, LLC, an Indiana limited liability company

20.	ADESA Minnesota, LLC, a Minnesota limited liability company

21.	ADESA Missouri, LLC, a Missouri limited liability company

22.	ADESA Missouri Redevelopment Corporation, a Missouri corporation

23.	ADESA Nevada, LLC, a Nevada limited liability company

24.	ADESA New Jersey, LLC, a New Jersey limited liability company

25.	ADESA New York, LLC, a New York limited liability company

26.	ADESA Ohio, LLC, an Ohio limited liability company

27.	ADESA Oklahoma, LLC, an Oklahoma limited liability company

28.	ADESA Pennsylvania, LLC, a Pennsylvania limited liability company

29.	ADESA Phoenix, LLC, a New Jersey limited liability company

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30.	ADESA San Diego, LLC, a California limited liability company

31.	ADESA South Florida, LLC, an Indiana limited liability company

32.	ADESA Texas, Inc., a Texas corporation

33.	ADESA Virginia, LLC, a Virginia limited liability company

34.	ADESA Wisconsin, LLC, a Wisconsin limited liability company

35.	ADS Ashland, LLC, an Ohio limited liability company

36.	ADS Priority Transport Ltd., an Ohio limited liability company

37.	AFC Cal, LLC, a California limited liability company

38.	Asset Holdings III, L.P., an Ohio limited partnership

39.	Auto Dealers Exchange of Concord, LLC, a Massachusetts limited liability company

40.	Auto Dealers Exchange of Memphis, LLC, a Tennessee limited liability company

41.	Auto Disposal Systems, Inc., an Ohio corporation

42.	Auto Portfolio Services, LLC, an Indiana limited liability company

43.	Automotive Finance Consumer Division, LLC, an Indiana limited liability company

44.	Automotive Finance Corporation, an Indiana corporation

45.	Automotive Recovery Services, Inc., an Indiana corporation

46.	AutoVIN, Inc., an Indiana corporation

47.	Axle Holdings, Inc., a Delaware corporation

48.	CarBuyCo, LLC, a North Carolina limited liability company

49.	Dent Demon, LLC, an Indiana limited liability company

50.	IAA Acquisition Corp., a Delaware corporation

51.	IAA Services, Inc., an Illinois corporation

52.	Insurance Auto Auctions Corp., a Delaware corporation

53.	Insurance Auto Auctions, Inc., an Illinois corporation

54.	Insurance Auto Auctions Tennessee LLC, a Tennessee limited liability company

55.	Liberty Recovery, LLC, an Indiana limited liability company

56.	LiveBlock Auctions International, Inc., a Nevada corporation

57.	PAR, Inc., an Indiana corporation

58.	Salvage Disposal Company of Georgia, a Georgia corporation

59.	Sioux Falls Auto Auction, Inc., a South Dakota corporation

60.	Tri-State Auction Co., Inc., a North Dakota corporation

61.	Zabel & Associates, Inc., a North Dakota corporation

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